Exhibit 1.1

PLAINS ALL AMERICAN PIPELINE, L.P.

800,000 6.125% Series B Fixed-to-Floating Rate

Cumulative Redeemable Perpetual Preferred Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

October 4, 2017

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 800,000 of the Partnership’s 6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Units”) representing limited partner interests in the Partnership (“Series B Preferred Units”) to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), upon the terms and conditions set forth in Section 2 hereof.

PAA GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”), owns a 100% membership interest in the General Partner. Plains All American GP LLC, a Delaware limited liability company (“GP LLC”), is the general partner of Plains AAP. Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), owns a 100% membership interest in GP LLC. PAA GP Holdings LLC, a Delaware limited liability company (“PAGP GP” and, collectively with the General Partner, Plains AAP, GP LLC and PAGP, the “GP Entities”), is the general partner of PAGP.

The subsidiaries of the Partnership listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” and the Material Subsidiaries listed on Schedule IV attached hereto are referred to herein as the “Domestic Subsidiaries.”

On the Delivery Date (as defined herein), the Partnership will amend and restate its Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 15, 2016 (the “Original Partnership Agreement”) to become the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) in order to authorize and establish the terms of the Series B Preferred Units. References herein to the “Partnership Agreement” for periods prior to the Delivery Date refer to the Original Partnership Agreement and references to the “Partnership Agreement” for periods after the Delivery Date refer to the Amended and Restated Partnership Agreement.

This is to confirm the agreement (this “Agreement”) among the Partnership and the Underwriters concerning the several purchases of the Units by the Underwriters.

1.             Representations and Warranties of the Partnership.  The Partnership represents and warrants to the Underwriters that:

(a)           Registration.  A registration statement on Form S-3 relating to the Units (File No. 333-207139) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives.  As used in this Agreement:

(i)            “Applicable Time” means 5:35 p.m., New York City time, on October 4, 2017, which the Underwriters have informed the Issuers and their counsel is a time prior to the first sale of the Units;

(ii)           “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time.

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v)           “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Units;

(vi)          “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus together with (A) the pricing information identified in Schedule II hereto and (B) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vii)         “Prospectus” means the final prospectus relating to the Units, including the Base Prospectus and any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)        “Registration Statement” means the registration statement on Form S-3 (File No. 333-207139), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission.  The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b)           Form of Documents.  The Registration Statement conformed in all material respects on the Effective Date and on the Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the

Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)           No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(d)           No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)           No Material Misstatements or Omissions in Documents Incorporated by Reference.  The Incorporated Documents, when filed with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)           No Material Misstatements or Omissions in Issuer Free Writing Prospectus and Pricing Disclosure Package.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(h)           Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 5(r) (the “Term Sheet”), conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i)            Well-Known Seasoned Issuer and Not an Ineligible Issuer.  The Partnership is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations).  At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)            Formation and Qualification of Certain Entities.  Each of the Partnership, the GP Entities and the Material Subsidiaries has been duly formed and is validly existing in good standing as a limited partnership, limited liability company or unlimited liability company under the laws of its respective jurisdiction of formation with full partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.  Each of the Partnership, the GP Entities and the Material Subsidiaries is duly registered or qualified as a foreign limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership’s direct and indirect majority owned subsidiaries (collectively, the “Subsidiaries”) and the Partnership (collectively, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)           General Partners.  Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects, as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)            Ownership of Interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP. The respective general partner interests, limited partner interests or membership interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP owned by the GP Entities, as such interests are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have been duly authorized and validly issued in accordance with their respective agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other similar organizational documents, as applicable, (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Delivery Date) (the “Organizational Documents”), and such membership interests and limited partner interests are fully paid (to the extent required under their applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable); and such general partner, limited partner and membership interests held by the GP Entities are owned by the applicable GP Entity free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership (in the case of any general partner or membership interests held by the GP Entities) or reasonably be expected to materially adversely affect the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted.

(m)          Ownership of the Material Subsidiaries.  All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s unlimited liability company statute or (iv) with respect to the general partner interest of any Material Subsidiary) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens.  The Subsidiaries other than the Material Subsidiaries did not, individually or in the aggregate, account for (i) more than 10% of the total assets of the Plains Entities, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the Plains Entities, taken as a whole, for the most recent fiscal year.

(n)           Capitalization.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 725,189,138 common units representing limited partner interests in the Partnership (the “Common Units”) and 68,329,949 Series A Preferred Units representing limited partner interests in the Partnership (“Series A Preferred Units”).  All outstanding Common Units and Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)           Duly Authorized and Validly Issued Units.  At the Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p)           No Preemptive or Other Rights.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents of the Partnership or that certain Omnibus Agreement, dated as of November 15, 2016, by and among the Partnership, PAGP GP, PAGP, GP LLC, Plains AAP and the General Partner (the “Omnibus Agreement”), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.  Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) for awards issued pursuant to the Partnership’s long-term incentive plans, there are no outstanding rights to purchase any Series B Preferred Units or other equity interests in the Partnership.

(q)           Authority.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  At the Delivery Date, all action required to be taken by the Partnership or its partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the other transactions contemplated hereby has been duly and validly taken.

(r)            Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership.

(s)            Authorization, Execution and Enforceability of the Organizational Documents.  The Organizational Documents of each of the Partnership, the GP Entities and the Material Subsidiaries has been (or, in the case of the Amended and Restated Partnership Agreement, will be on the Closing Date) duly authorized, executed and delivered by the parties thereto and is (or, in the case of the Amended and Restated Partnership Agreement, will be on the Closing Date) a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(t)            No Conflicts or Violations.  None of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the execution, delivery and performance of the Amended and Restated Partnership Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership, any of the GP Entities or any of the Material Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership, any of the GP Entities or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, any of the GP Entities or any of the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership, any of the GP Entities or any of the Material Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(u)           No Consents.  No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over any of the Plains Entities or any of the GP Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of, or the consummation by the Partnership of the transactions contemplated by, this Agreement or (iii) the execution, delivery and performance of the Amended and Restated Partnership Agreement, except (A) such as have been obtained under the Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(v)           No Default.  (i) None of the Partnership, the GP Entities or the Material Subsidiaries is in violation of its Organizational Documents in any material respect; (ii) none of the Partnership, the GP Entities or the Material Subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it and (iii) none of the Partnership, the GP Entities or the Material Subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or clause (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.

(w)          Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the GP Entities and the Partnership and its consolidated subsidiaries, as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(x)           Financial Statements.  At June 30, 2017, the Partnership had, on a historical and an as adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), an approximate total capitalization as set forth therein.  The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.  The summary and selected historical financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein.  No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.

(y)           No Material Adverse Change.  None of the Plains Entities or the GP Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Plains Entities or the GP Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement) and other than dividends or distributions from any Subsidiary to another Subsidiary or the Partnership or from a GP Entity to its members or other equity owners in the ordinary course of business, declared, paid or made on the security interests of any of the Plains Entities or the GP Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)           Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities or the GP Entities, or to which any of the Plains Entities or the GP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(aa)         Title to Properties.  The Plains Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except (i) as provided in the Third Amended and Restated Credit Agreement dated as of August 19, 2011, as amended (the “Hedged Inventory Facility”), among Plains Marketing, L.P., a Texas limited partnership (“Plains Marketing”), and Plains Midstream Canada ULC, a British Columbia unlimited liability company (“Plains Midstream Canada”), as borrowers, and the Partnership, as guarantor, Bank of America, N.A., as administrative agent thereunder, and the lenders from time to time party thereto, described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all real property and buildings held under lease by the Plains Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect or as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bb)         Permits.  Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration

Statement, the Pricing Disclosure Package and the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Plains Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc)         Rights-of-Way.  Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)         Investment Company.  None of the Plains Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii)  a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; in each case (y) excluding any circumstances where any Plains Entity is a “common carrier” under any such laws and (z) other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(ee)         Environmental Compliance.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(ff)          No Labor Disputes.  No labor dispute with the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(gg)         Insurance.  The Partnership maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(hh)         No Legal Actions.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Plains Entities or the GP Entities is or may be a party or to which the business or property of any of the Plains Entities or the GP Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities or the GP Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.

(ii)           Distribution Restrictions.  No Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Subsidiary from the Partnership or its affiliates or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents or (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(jj)           No Distribution of Other Offering Materials.  None of the Plains Entities or the GP Entities has distributed and, prior to the later to occur of (i) the Delivery Date and (ii) completion of the distribution of the Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(kk)         Books and Records; Accounting Controls.  The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)           Sarbanes-Oxley Act.  The Partnership and, to the knowledge of the Partnership, the directors of PAGP GP and the officers of the General Partner and GP LLC, in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(mm)      Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Rules and Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(nn)         No Deficiency in Internal Controls.  Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the most recent fiscal year end, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(oo)         FCPA.  None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer, agent or employee of the Plains Entities or the GP Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(pp)         Money Laundering Laws.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities or the GP Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.

(qq)         OFAC.  None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer or employee of the Plains Entities or the GP Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(rr)           XBRL.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in the certificates described in Sections 7(i) and 7(l) shall be deemed representations and warranties by the Partnership, as to matters covered thereby, to the Underwriters.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $987.50 per Unit, the number of Units set forth opposite such Underwriter’s name on Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.

3.             Delivery and Payment.  Delivery of and payment for the Units shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on October 10, 2017, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Delivery Date”).  Delivery of the Units shall be made to the several Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Units shall be made through the facilities of The Depository Trust Company (the “DTC”) unless the Representatives shall otherwise instruct.

4.             Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

5.             Agreements of the Partnership.  The Partnership acknowledges and agrees with the Underwriters that:

(a)           Post-Effective Amendments.  If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, the Partnership will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when such post-effective amendment has become effective.

(b)           Preparation of Prospectus and Registration Statement.  The Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)           Copies of Registration Statement.  The Partnership will furnish to the Underwriters, without charge, (i) such number of conformed copies of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, as the Underwriters or the Underwriters’ counsel may reasonably request, (ii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may request, and (iii) such number of copies of the exhibits to the Incorporated Documents as the Underwriters may request.

(d)           Filing of Amendment or Supplement.  For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(e)           Copies of Documents to the Underwriters.  As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request.  At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Units by any Underwriter or any dealer.  The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or any dealer.  If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense.  In the event that the Partnership and the Representatives agree that the Prospectus should be amended or supplemented, the Partnership, if requested by the Representatives, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(f)            Blue Sky Laws.  The Partnership will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.  The Partnership will promptly notify the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)           Reports to Security Holders.  In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(h)           Copies of Reports.  Unless otherwise available on EDGAR, during the period of two years hereafter, the Partnership will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.

(i)            Termination Expenses.  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to Section 10(a))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(j)            Application of Proceeds.  The Partnership will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(k)           Filing of Prospectus.  The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.

(l)            Lock-Up Period.  The Partnership agrees that it will not, for a period commencing on the date hereof and ending on the Delivery Date, directly or indirectly, (1) issue, offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Series B Preferred Units or securities convertible into or exchangeable for Series B Preferred Units, or in either case, any securities that are substantially similar to the Series B Preferred Units (other than the Units to be sold hereunder), or sell or grant options, rights, or warrants with respect to any Series B Preferred Units or securities convertible into or exchangeable for Series B Preferred Units, or in either case, any securities that are substantially similar to the Series B Preferred Units; (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Series B Preferred Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series B Preferred Units or other securities, in cash or otherwise; (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Series B Preferred Units or other substantially similar securities or any securities convertible into or exercisable or exchangeable for Series B Preferred Units or other substantially similar securities of the Partnership; or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of J.P. Morgan Securities LLC.

(m)          Stabilization.  Except as stated in this Agreement and the Prospectus, none of the GP Entities or the Plains Entities has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n)           Investment Company.  The Partnership will take such steps as shall be necessary to ensure that none of the Plains Entities or the GP Entities shall become an “investment company” within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

(o)           Exchange Act Reports.  The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(p)           Free Writing Prospectuses.  The Partnership has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required.  The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.  The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representatives expressly for use therein, which information is specified in Section 12.

(q)           Term Sheet. The Partnership agrees (i) to prepare a Term Sheet containing a description of the final terms of the Units and their offering, in a form approved by the Representatives and attached as Schedule II hereto, (ii) to file such Term Sheet pursuant to Rule 433 under the Securities Act within the time required by such rule and (iii) not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership acknowledges that the Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in this Agreement. The Partnership agrees to furnish or make available to Underwriters, without charge, as many copies of the Term Sheet as they shall reasonably request.

(r)            DTC Eligibility.  The Partnership will use its commercially reasonable efforts to cause the Units to be eligible for clearance, settlement, and trading through the facilities of the DTC.

6.                                      Indemnification and Contribution.

(a)                                 The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Units as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12.  The foregoing indemnity agreement is in addition to any liability that the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses.  The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it.  Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, PAGP GP’s directors and officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, which information is limited to the information set forth in Section 12.  If any action, suit or proceeding shall be brought against the Partnership, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(d)                                 If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the

Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or any affiliate of the Partnership on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.

(f)                                   No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g)                                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership, GP LLC, PAGP GP or any of their respective directors or officers, as applicable, or any person controlling the Partnership, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership, GP LLC, PAGP GP or any of their respective directors or officers, or any person controlling the Partnership shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

7.                                      Conditions to the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase the Units hereunder are subject to the following conditions:

(a)                                 All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made.  All material required to be filed by the Partnership pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations.  No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in the Representatives’ opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representatives’ opinion, materially adversely affect the market for the Units.

(c)                                  The Representatives shall have received on the Delivery Date, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)                                     Each of the Partnership, the GP Entities and the Domestic Subsidiaries has been duly formed and is validly existing in good standing as a limited partnership or limited liability company under the laws of its jurisdiction of formation with full limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(ii)                                  Each Domestic Subsidiary or GP Entity that serves as a general partner of another Domestic Subsidiary or GP Entity has full limited liability company power and authority, as the case may be, to serve as general partner of such Domestic Subsidiary or GP Entity, in each case in all material respects.

(iii)                               The respective general partner interests, limited partner interests or membership interests in the Partnership, the General Partner, Plains AAP, GP LLC and PAGP owned by the GP Entities, as such interests are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) have been duly authorized and validly issued in accordance with their respective Organizational Documents, as applicable, and such limited partner interests and membership interests are fully paid (to the extent required under their respective Organizational Documents, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable) and (b) are owned, directly or indirectly, by the applicable GP Entity free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware LLC Act.

(iv)                              All of the outstanding membership or limited partner interests (other than general partner interests) of each Domestic Subsidiary (A) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Domestic Subsidiary), are fully paid (to the extent required under the Organizational Documents of such Domestic Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (B) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor or, in the case of membership or limited partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas, as applicable or (2) otherwise known to such counsel, without independent investigation, other than those created by or arising under the limited liability company or partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(v)                                 All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas, as applicable or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(vi)                              The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Amended and Restated Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(vii)                           Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents of the Partnership or the Omnibus Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Delaware LP Act, the Delaware LLC Act or any instrument known to us to which the Partnership or by which the Partnership may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership pursuant to any of the documents or agreements included as exhibits to any of the Incorporated Documents, except such rights as have been waived or satisfied.

(viii)                        The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Amended and Restated Partnership Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ix)                              This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(x)                                 At or before the Delivery Date, the partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the Domestic Subsidiaries and the GP Entities has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xi)                              None of (A) the offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement by the Partnership, (C) the consummation of the transactions contemplated by this Agreement or (D) the execution, delivery and performance of the Amended and Restated Partnership Agreement (1) constitutes or will constitute a violation of the Organizational Documents of the Partnership or any of the Domestic Subsidiaries or the GP Entities, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event) any document or agreement filed as an exhibit to the Registration Statement or any Incorporated Document, (3) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law, or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership, the Domestic Subsidiaries or the GP Entities, which conflicts, breaches, violations or defaults in the case of clauses (2), (3) or (4) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xi) with respect to any securities or other anti-fraud law.

(xii)                           No consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership, the GP Entities, the Domestic Subsidiaries or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement by the Partnership, (C) the consummation of the transactions contemplated by this Agreement or (D) the execution, delivery and performance of the Amended and Restated Partnership Agreement, except (1) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (as to

which such counsel need not express any opinion), (2) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement and (3) such other that have been obtained or taken and are in full force and effect.

(xiii)                        The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Series B Preferred Units,” “ Description of Our Preferred Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xiv)                       The opinion of Vinson & Elkins L.L.P. to be filed as Exhibit 8.1 to the Partnership’s Form 8-K with the Commission in connection with the offering and sale of the Units is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xv)                          The Registration Statement became effective under the Securities Act upon its filing on September 25, 2015 and Post-Effective Amendment No. 1 thereto became effective under the Securities Act upon its filing on October 2, 2017; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations or the free writing prospectus pursuant to Rule 433 of the Rules and Regulations has been made in the manner and within the time period required by such Rule.

(xvi)                       The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xvii)                    The Partnership is not now, and after giving effect to the offering and sale of the Units and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of GP LLC, PAGP GP and the Partnership, representatives of the independent public accountants of GP LLC, PAGP GP and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in opinion (xiii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A)                               the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)                               the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)                               the Prospectus, as of its date and as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC, PAGP GP and the Partnership, to the extent they deem appropriate, and information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from government officials reviewed by such counsel is accurate, complete and authentic, and all official public records are accurate and complete, (D) with respect to opinions expressed in paragraphs (iii), (iv) and (v), relied on reports, dated as of recent drafts, prepared by Corporation Services Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as applicable, name the Partnership or any of the Domestic Subsidiaries as debtors, (E) with respect to the opinion expressed in paragraph (xv) above, as to the absence of stop orders and proceedings instituted for that purpose, relied solely on the list of stop orders and proceedings instituted by the Commission for such purpose contained on the Commission’s website at www.sec.gov/litigation/stoporders.shtml and http://www.sec.gov/litigation/admin.shtml, (F) state that their opinion is limited to federal laws of the United States, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (G) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) foreign, state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

(d)                                 The Representatives shall have received on the Delivery Date an opinion of the general counsel for GP LLC, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)                                     None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership of this Agreement, the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance of the Amended and Restated Partnership Agreement (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which the Partnership, the GP Entities or the Material Subsidiaries is a party or by which any one of them may be bound (excluding, for this purpose, (i) any document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document, (ii) the Hedged Inventory Facility, (iii) the Credit Agreement dated as of August 19, 2011, as amended, by and among the Partnership, certain subsidiaries of the Partnership from time to time party thereto and Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “PAA Facility”) and (iv) the 364-Day Credit Agreement dated January 16, 2015 (the “364-Day Facility”), by and among the Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto) or (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to the Partnership, the GP Entities or the Material Subsidiaries or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either clause (A) or clause (B), reasonably be expected to have a Material

Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(ii)                                  To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Partnership or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.

(iii)                               To the knowledge of such counsel, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Series B Preferred Units or other equity interests in the Partnership.

(iv)                              To the knowledge of such counsel, there are no agreements, contracts or other documents to which the Partnership or any of the Subsidiaries is a party or are bound that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of GP LLC, PAGP GP and the Partnership, representatives of the independent public accountants of GP LLC, PAGP GP and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:

(A)                               the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)                               the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)                               the Prospectus, as of its date and as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may rely in respect of matters of fact upon (i) information obtained from public officials or public records and (ii) to the extent such counsel deems appropriate, certificates of officers and employees of GP LLC, PAGP GP and the Partnership.  Further, such counsel may (A) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (B) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (C) state that he expresses no opinion with respect to (x) either federal or state securities laws in the opinion referenced in Section 7(d)(i)(B) above or (y) foreign, state or local taxes or tax statutes.

(e)                                  The Representatives shall have received on the Delivery Date, an opinion of internal Canadian counsel for the Partnership, dated the Delivery Date and addressed to the Underwriters, to the effect that:

(i)                                     Plains Midstream Canada has been duly amalgamated and is validly existing as an unlimited liability company under the laws of British Columbia, with all necessary corporate power and authority to own or lease its properties in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted. Plains Midstream Canada is duly registered extraprovincially for the transaction of business under the laws of the provinces of Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario and Saskatchewan.

(ii)                                  Plains Marketing is the registered holder of 100% of the issued and outstanding preferred shares of Plains Midstream Canada, and Plains Midstream Luxembourg, S.a.r.l. is the registered holder of 100% of the issued and outstanding common shares of Plains Midstream Canada; such share capital has been duly authorized and validly issued in accordance with the Articles of Amalgamation of Plains Midstream Canada, as fully paid and nonassessable shares (except as such  nonassessability may be affected by the laws of the Province of British Columbia).

(iii)                               No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of British Columbia is required for the offering, issuance and sale by the Partnership of the Units.

(iv)                              None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, the consummation of the transactions contemplated hereby or the execution, delivery and performance of the Amended and Restated Partnership Agreement constitutes or will constitute a violation of the certificate or Articles of Amalgamation, bylaws or other organizational documents of Plains Midstream Canada, or any statute, law or regulation of Canada or the Province of British Columbia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Province of British Columbia directed to Plains Midstream Canada or its properties in a proceeding to which Plains Midstream Canada or its property is a party.

(v)                                 To the knowledge of such counsel, Plains Midstream Canada has such Permits issued by the appropriate federal, provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for such Permits which, if not obtained would not reasonably be expected to, individually or in the aggregate, materially adversely affect the operations conducted by Plains Midstream Canada.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC, PAGP GP and the Partnership, to the extent they deem proper, and upon information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Province of British Columbia, excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Plains Entities may be subject.

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(f)                                   The Representatives shall have received on the Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale of the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.

(g)                                  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letter shall be a date not more than three days prior to the date of such letter.

(h)                                 On the Delivery Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Delivery Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (g) of this Section 7, except that the date referred to in the proviso in Section 7(g) hereof shall be a date not more than three business days prior to the Delivery Date.

(i)                                     The Partnership shall have furnished to the Representatives on the Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of GP LLC, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i)                                     the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Delivery Date with the same effect as if made on the Delivery Date (except to the extent such representation or warranty is made as of a specific date or time, in which case, such representation or warranty was true and correct as of such specific date or time) and the Partnership has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)                               (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statement therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j)                                    On the Closing Date, the General Partner shall have executed the Amended and Restated Partnership Agreement.

(k)                                 At the time of the execution of this Agreement, the Representatives shall have received from the Partnership a certificate substantially in the form of Exhibit B hereto and signed by the Chief Financial Officer of the General Partner.

(l)                                     At the Delivery Date, the Units shall be rated at least “Ba3” by Moody’s Investors Service, Inc. (“Moody’s”), “BB” by S&P Global Ratings, a division of S&P Global, Inc. (“S&P”), and “BB” by Fitch Ratings, Inc. (“Fitch”), and the Partnership shall have delivered to the Underwriters a letter dated near the Delivery Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Units have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the ratings assigned to (i) the Units below “Ba3” by Moody’s, “BB” by S&P and “BB” by Fitch or (ii) the Partnership’s debt securities by any “nationally recognized statistical rating agency,” as that term is defined in Section 3(a)(62) under the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Units or the Partnership’s debt securities.

All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.  The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Delivery Date by the Underwriters.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

8.                                      Expenses.  The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:  (a) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (b) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (c) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (d) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (e) the registration of the Units under the Exchange Act; (f) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (g) any filing fees in connection with any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of GP LLC, PAGP GP or the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

9.                                      Default by an Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase hereunder on the Delivery Date, and the aggregate number of Units that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units that the Underwriters are obligated to purchase on the Delivery Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters of J.P. Morgan Securities LLC to purchase the Units that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they are obligated to purchase on the Delivery Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units that the Underwriters are obligated to purchase on the Delivery Date and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by the Representatives and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representatives or the Partnership shall have the right to postpone the Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10.                               Termination of Agreement.  This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriter to the Partnership, by notice to the Partnership, if prior to the Delivery Date (a) trading in the Common Units shall have been suspended by the Commission or the NYSE; (b) trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (c) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (d) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).  Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.                               Notice; Successors.  Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081), Attention: Investment Grade Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; and Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel.

This Agreement has been and is made solely for the benefit of the several Underwriters and their directors, officers, employees, agents and other controlling persons referred to in Section 6 hereof and the Partnership and PAGP GP’s directors and officers who sign the Registration Statement, and other controlling persons referred to in Section 6 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

12.                               Information Furnished by the Underwriters.  The Partnership acknowledges that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representatives as such information is referred to in Sections 1(c), 1(d), 1(f), 1(g), 5(q), 6(a) and 6(c) hereof: (a) the names of the Underwriters, (b) the table under the first paragraph under the heading “Underwriting” and (c) the third, ninth, tenth and eleventh paragraphs under the heading “Underwriting.”

13.                               Research Analyst Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions.  The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

15.                               Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

16.                               Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17.                               No Fiduciary Duty.  The Partnership acknowledges and agrees that in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Partnership and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership.  The Partnership hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.                               Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  This Agreement may be signed in various counterparts that together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the Underwriters.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:		PAA GP LLC,
its General Partner

By:		PLAINS AAP, L.P.,
its Sole Member

By:		PLAINS ALL AMERICAN GP LLC,
its General Partner

	By:	/s/ Sharon Spurlin
Name: Sharon Spurlin
Title: Vice President and Treasurer

PAA Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

By:	J.P. Morgan Securities LLC		By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

	By:	/s/ Som Bhattacharyya		By:	/s/ Kevin Wehler
		Name: Som Bhattacharyya			Name: Kevin Wehler
		Title: Executive Director			Title: Managing Director

By:	Morgan Stanley & Co. LLC		By:	Wells Fargo Securities, LLC

	By:	/s/ Yurij Slyz		By:	/s/ Steve Taylor
		Name: Yurij Slyz			Name: Steve Taylor
		Title: Executive Director			Title: Managing Director

Underwriters’ Signature Page to Underwriting Agreement

SCHEDULE I

Plains All American Pipeline, L.P.

Underwriter	Number of Units to be Purchased
J.P. Morgan Securities LLC	160,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	160,000
Morgan Stanley & Co. LLC	160,000
Wells Fargo Securities, LLC	160,000
BBVA Securities Inc.	16,000
BNP Paribas Securities Corp.	16,000
DNB Markets, Inc.	16,000
Mizuho Securities USA Inc.	16,000
MUFG Securities Americas Inc.	16,000
Scotia Capital (USA) Inc.	16,000
SMBC Nikko Securities America, Inc.	16,000
SunTrust Robinson Humphrey, Inc.	16,000
BB&T Capital Markets, a division of BB&T Securities, LLC	8,000
BMO Capital Markets Corp.	8,000
Deutsche Bank Securities Inc.	8,000
U.S. Bancorp Investments, Inc.	8,000
Total	800,000

Schedule I to Underwriting Agreement

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-207139

October 4, 2017

Final Term Sheet

800,000 6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

(Liquidation Preference $1,000 per unit)

The information in this final term sheet supplements the preliminary prospectus supplement of Plains All American Pipeline, L.P., dated October 2, 2017 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Plains All American Pipeline, L.P.

Security Ratings (Moody’s / S&P / Fitch)*	[Ratings Intentionally Omitted]

Trade Date:	October 4, 2017

Settlement Date:	October 10, 2017 (T + 3)

Title of Securities:	6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “units”).

Number of Units:	800,000 units.

Public Offering Price:	$1,000 per unit; $800,000,000 total.

Net Proceeds:	Approximately $787.8 million (after deducting underwriting discounts and estimated offering expenses).

Maturity Date:	Perpetual (unless redeemed on or after November 15, 2022 or in connection with a Ratings Event).

Liquidation Preference:	$1,000 plus accumulated and unpaid dividends (subject to adjustment for any splits, combinations, or similar adjustment to the units).

Distribution Payment Dates:

Semi-annually in arrears on the 15th day of each May and November through and including November 15, 2022, commencing on November 15, 2017, and, after November 15, 2022, quarterly in arrears on the 15th day of February, May, August and November of each year (each a “Distribution Payment Date”) to holders of record as of the close of business on the first Business Day of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the units will be payable on November 15, 2017 in an amount equal to approximately $5.9549 per unit. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions.

Distribution Rate:

The initial distribution rate for the units from and including the date of original issue to, but not including November 15, 2022, will be 6.125% per annum of the $1,000 liquidation preference per unit (equal to $61.25 per unit per annum). On and after November 15, 2022, distributions on the units will accumulate at a

Schedule II to Underwriting Agreement

percentage of the liquidation preference equal to the three-month LIBOR plus a spread of 4.11%.

Optional Redemption:

At any time within 120 days after the conclusion of any review or appeal process instituted by the issuer following the occurrence of a Ratings Event, the issuer may, at its option, redeem the units in whole, but not in part, at a redemption price in cash per unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the issuer’s outstanding indebtedness.

At any time on or after November 15, 2022, the issuer may redeem the units, at its option, in whole or in part, by paying $1,000 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. The issuer must provide not less than 30 days’ and not more than 60 days’ written notice of any such redemption. The issuer may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of the issuer’s outstanding indebtedness.

CUSIP/ISIN:	726503AE5 / US726503AE55

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:

BBVA Securities Inc.
BNP Paribas Securities Corp.
DNB Markets, Inc.
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
SunTrust Robinson Humphrey, Inc.
BB&T Capital Markets, a division of BB&T Securities, LLC
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
U.S. Bancorp Investments, Inc.

Listing	The issuer does not intend to apply for the listing of the units on any securities exchange.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time

The underwriters expect that the Series B Preferred Units will be delivered to purchasers in global form through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) on or about October 10, 2017. Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various

Schedule II to Underwriting Agreement

other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Purchases of Series B Preferred Units under the DTC system must be made by or through DTC participants, which will receive a credit for the Series B Preferred Units on DTC’s records. The ownership interest of each actual purchaser of each Series B Preferred Unit (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series B Preferred Units are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series B Preferred Units, except in the event that use of the book-entry system for the Series B Preferred Units is discontinued.  Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which United States depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

All information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by the issuer. This communication does not constitute an offer to sell the units and is not soliciting an offer to buy the units in any jurisdiction where the offer or sale is not permitted.

It is expected that delivery of the units will be made to investors on or about October 10, 2017, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the units on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the units who wish to trade the units on any date prior to two business days before delivery should consult their own advisors.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-(212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-(800) 294-1322, Morgan Stanley & Co. LLC at 1-(866) 718-1649 or Wells Fargo Securities, LLC 1-(800) 645-3751.

Schedule II to Underwriting Agreement

SCHEDULE III

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule III to Underwriting Agreement

SCHEDULE IV

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule IV to Underwriting Agreement

EXHIBIT A

Entity	Jurisdiction in which registered or qualified

PAA GP LLC	Texas

PAA GP Holdings LLC	Texas

Pacific Pipeline System LLC	California

Pine Prairie Energy Center, LLC	Louisiana

Plains AAP, L.P.	Texas

Plains All American GP LLC	California, Illinois, Louisiana, Oklahoma, Texas

Plains All American Pipeline, L.P.	Texas

Plains GP Holdings, L.P.	Texas

Plains LPG Services LP	California, Illinois, Oklahoma

Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma

Plains Midstream Canada ULC	Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario, Quebec, Saskatchewan

Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma

Plains Products Terminals LLC	California

Plains South Texas Gathering LLC	Oklahoma

Plains West Coast Terminals LLC	California

Rocky Mountain Pipeline System LLC	Utah

SG Resources Mississippi LLC	Alabama, Mississippi

Exhibit A-1

EXHIBIT B

CHIEF FINANCIAL OFFICER’S CERTIFICATE

October 4, 2017

The undersigned, in his capacity as the Chief Financial Officer of Plains All American GP LLC, a Delaware limited liability company, the general partner of Plains AAP, L.P., a Delaware limited partnership, the sole member of PAA GP LLC, a Delaware limited liability company, which is the general partner of Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), does hereby certify that he is familiar with the accounting, operations and record systems of the Partnership and that, to his knowledge after reasonable investigation, there has not been any material adverse change in the financial position, results of operations, cash flows or working capital of the Partnership since June 30, 2017.  In addition, as of the date of this certificate, the total debt of the Partnership is approximately $11.4 billion.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement dated as of the date hereof by and among the Partnership and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”).

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Units covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

[Signature Page Follows]

Exhibit B-1

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Al Swanson
Executive Vice President and
Chief Financial Officer

Exhibit B-2